EXHIBIT 32.2

Certification of the Chief Financial Officer Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Rock of Ages Corporation (the "Company") for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Laura A. Plude, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to the best of his knowledge:

(1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Laura A. Plude

Name:  Laura A. Plude

Title:    Chief Financial Officer

Date:   March 31, 2010